EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-197510 on Form S-8 of GrubHub Inc. of our report dated February  25, 2016 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K.

	/s/	Crowe Horwath LLP
Oak Brook, Illinois
February 25, 2016